    As filed with the Securities and Exchange Commission on December 20, 2000
                                                      Registration No. 333-14417

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                            CENTURY BANCSHARES, INC.


                       DELAWARE                                                        52-1489098
            (State or other jurisdiction of                                         (I.R.S. Employer
            incorporation or organization)                                         Identification No.)

                                                                                JOSEPH S. BRACEWELL
             1275 PENNSYLVANIA AVENUE, N.W.                                1275 PENNSYLVANIA AVENUE, N.W.
                 WASHINGTON, D.C. 20004                                       WASHINGTON, D.C. 20004
                     (202) 496-4000                                               (202) 496-4000
(Address, including zip code, and telephone number, includ-      (Name, address, including zip code, and telephone number,
 ing area code, of Registrant's principal executive offices)             including area code, of agent for service)

                              -------------------

                                    Copy to:
                                JOHN R. BRANTLEY
                          BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781

                              -------------------


      Pursuant to this Post-Effective Amendment No. 3 to its Registration Statement on Form S-1 (Registration No. 333-14417) (the "Registration Statement"), Century Bancshares, Inc., a Delaware corporation (the "Company"), hereby deregisters 2,686 shares of common stock, $1.00 par value per share ("Common Stock"), heretofore registered.

      The shares of Common Stock registered under the Registration Statement were to be issued upon exercise of warrants to purchase Common Stock. The 2,686 shares to be deregistered hereby are being deregistered because the warrants with respect to such shares expired without being exercised.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on the 20th day of December, 2000.


                                   CENTURY BANCSHARES, INC.
                                   (Registrant)

                                   By: /s/ JOSEPH S. BRACEWELL
                                      -----------------------------------------
                                           Joseph S. Bracewell
                                           Chairman of the Board, President and
                                           Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 20th day of December, 2000.

      Signature                                   Title
      ---------                                   -----
   /s/ JOSEPH S. BRACEWELL          Chairman of the Board, President
-----------------------------       and Chief Executive Officer
Joseph S. Bracewell                 (Principal Financial and Accounting Officer)


   /s/ GEORGE CONTIS*               Director
-----------------------------
George Contis

   /s/ JOHN R. COPE*                Director and Vice President
-----------------------------
John R. Cope

   /s/ BERNARD J. CRAVATH*          Director
-----------------------------
Bernard J. Cravath

   /s/ NEAL R. GROSS*               Director
-----------------------------
Neal R. Gross

   /s/ WILLIAM McKEE*               Director
-----------------------------
William McKee

   /s/ WILLIAM C. OLDAKER*          Director and Secretary
-----------------------------
William C. Oldaker


*By: /s/ JOSEPH S. BRACEWELL
   --------------------------
      Joseph S. Bracewell
      Attorney-in-Fact
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